Exhibit 10.4
LIMITED WAIVER AND SECOND SUPPLEMENTAL INDENTURE

This LIMITED WAIVER AND SECOND SUPPLEMENTAL INDENTURE, dated as of November 8, 2023 (this “Limited Waiver and Second Supplemental Indenture”), is entered into by and among SOUTHERN OHIO PORT AUTHORITY, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”), PURECYCLE: OHIO LLC, a limited liability company organized and existing under the laws of the State of Ohio (the “Company”), PURECYCLE TECHNOLOGIES LLC, a Delaware limited liability company (the “Guarantor”), PCTO HOLDCO LLC, a Delaware limited liability company (the “Pledgor”; and together with the Company and the Guarantor, the “Company Parties”), and UMB BANK, N.A., a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under the laws of the United States and having a corporate trust office in Minneapolis, Minnesota, as trustee (the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture (as defined below).
WITNESSETH:
WHEREAS, the Issuer and the Trustee are party to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued its $219,550,000 Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A, its $20,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B and its $10,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C;
WHEREAS, the Issuer and the Company are party to that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the proceeds derived from the issuance and sale of the Bonds have been loaned to the Company in order to assist the Company in financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility located in Lawrence County, Ohio;
WHEREAS, the Guarantor is party to that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021, and effective as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Guarantor has provided a guaranty with respect to the Bonds on the terms set forth therein in favor of the Trustee;
WHEREAS, the Pledgor is party to that certain Equity Pledge and Security Agreement, dated as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Equity Pledge and Security Agreement”), pursuant to which the Pledgor has secured the Company’s obligations under the Financing Documents and Bond Documents by, among other things, pledging the Pledged Interests (as defined in the Equity Pledge and Security Agreement) to the Trustee on the terms set forth therein;
WHEREAS, the Issuer, the Company, the Guarantor, the Pledgor and the Trustee are party to that certain Limited Waiver and First Supplemental Indenture, dated as of March 15, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Limited Waiver and First Supplemental Indenture”);

WHEREAS, as of September 30, 2023, an Event of Default has occurred and is continuing under the Indenture and the Loan Agreement as a result of the Company’s failure to satisfy the Milestone (as defined in the Limited Waiver and First Supplemental Indenture) set forth in Section 2(e)(vii) of the Limited Waiver and First Supplemental Indenture, which required the Company to have produced 4.45 million pounds of pellets produced from Project feedstock in a single month by September 30, 2023 (such Event of Default, the “Specified Event of Default”);
WHEREAS, the Company has requested that the Trustee, with the consent of the Majority Holders, waive the Specified Event of Default;
WHEREAS, pursuant to such request, Holders constituting the Majority Holders are willing to waive the Specified Event of Default, subject to the additional terms and conditions set forth herein, and as such have directed the Trustee to execute this Limited Waiver and Second Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Limited Waiver; Consent. The parties hereto hereby acknowledge and agree to the existence of the Specified Event of Default. Subject to the conditions set forth below, and in reliance on the representations, warranties, covenants and other agreements contained herein (including, without limitation Section 14 hereof), the Trustee (acting with the consent of and at the direction of the Majority Holders) hereby waives the Specified Event of Default. The foregoing waiver is limited precisely as written herein and shall not be deemed or otherwise construed to constitute a waiver of any Default or Event of Default (other than the Specified Event of Default) or any past, current or future breach of the Indenture, the Loan Agreement, the Limited Waiver and First Supplemental Indenture or any other Financing Document or Bond Document. Except as specifically set forth herein, the Trustee and the Holders hereby reserve their rights under the Indenture, the Loan Agreement, the Limited Waiver and First Supplemental Indenture and the other Financing Documents and Bond Documents and applicable law in respect of any Defaults or Events of Default and past, current or future breaches of the Indenture, the Loan Agreement, the Limited Waiver and First Supplemental Indenture or any other Financing Document or Bond Document.
Section 2.Supplemental Terms, Conditions and Covenants. The Company and the Guarantor (as applicable) agree to comply with the following terms, conditions and covenants notwithstanding any provision to the contrary set forth in the Indenture, the Loan Agreement or any other Financing Document or Bond Document:
(a)As a condition to the effectiveness of this Limited Waiver and Second Supplemental Indenture, the Company shall deposit an additional $50,000,000 (the “Trustee Account Deposit”) in the Trustee Account (as defined in the Limited Waiver and First Supplemental Indenture, the “Trustee Account”), such that at least $100,000,000 (the “Aggregate Trustee Deposit”) shall be on deposit in the Trustee Account. Except as expressly set forth in the next succeeding sentence and Section 7(a) hereof, all amounts in the Trustee Account shall remain in the Trustee Account so long as any Bonds remain Outstanding and, notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, shall not be available for any withdrawals or transfers to other funds or accounts with the Trustee or any other uses by the Issuer or the Company for any purpose. Notwithstanding the foregoing, $50,000,000 of funds in the Trustee Account shall be released back to the Company upon satisfaction of the conditions set forth in Section 4.11(a) of the Guaranty. Notwithstanding the foregoing, if an Event of Default shall have occurred and is continuing and the Outstanding principal amount of the Bonds shall have been declared due and payable, the entire balance remaining in the Trustee Account shall be applied as directed by the Majority Holders.
(b)The Company Parties expressly withdraw for all purposes that certain notice dated as of September 13, 2023, which purports to invoke a force majeure to excuse the Company’s failure to satisfy the Milestone (as defined in the Limited Waiver and First Supplemental Indenture) set forth in Section 2(e)(vii) of the Limited Waiver and First Supplemental Indenture.
(c)The Company shall ensure the satisfaction of the following milestones (collectively, the “Milestones”) which, for the avoidance of doubt, shall replace the Milestones (as defined in the Limited Waiver and First Supplemental Indenture) set forth in Sections 2(e)(vii), 2(e)(viii), 2(e)(ix), 2(e)(x) and 2(e)(xi) of the Limited Waiver and First Supplemental Indenture:
(i)the Company shall have produced 4.45 million pounds of pellets produced from Project feedstock for thirty (30) consecutive days by December 31, 2023, which shall be evidenced by a certificate signed by an Authorized Representative of the Company and by the Construction Monitor certifying thereto and delivered to the Trustee;
(ii)performance testing of the Project shall be complete by no later than February 28, 2024, which shall be evidenced by a certificate signed by an Authorized Representative of the Company and by the Construction Monitor certifying thereto and delivered to the Trustee;
(iii)completion of the Project, including the acquisition, construction and equipping of the Facility, shall occur by no later than March 31, 2024, which shall be evidenced by a Certificate of Completion delivered to the Trustee;
(iv)the Company shall have produced 8.90 million pounds of pellets produced from Project feedstock for thirty (30) consecutive days by April 30, 2024, which shall be evidenced by a certificate signed by an Authorized Representative of the Company and by the Construction Monitor certifying thereto and delivered to the Trustee; and
(v)the Company shall have fully-ramped production at the Project to nameplate capacity of 107 million pounds per year produced from Project feedstock by no later than April 30, 2024, which shall be evidenced by a certificate signed by an Authorized Representative of the Company and by the Construction Monitor certifying thereto and delivered to the Trustee.
Section 3.Representations And Warranties Of Company Parties. In order to induce the Trustee to enter into this Limited Waiver and Second Supplemental Indenture, each Company Party hereby represents and warrants that:
(a)Each Company Party (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in active status or good standing under the laws of its state of incorporation or formation, (ii) has the corporate or other company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in active status or good standing as a foreign corporation or other company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except with respect to this clause (iii) where the failure to qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)Each Company Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform its obligations under this Limited Waiver and Second Supplemental Indenture and each of the other Financing Documents and Bond Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Limited Waiver and Second Supplemental Indenture and each other Financing Document and Bond Document to which a Company Party is a party has been duly executed and delivered by such Company Party, and is a legal, valid and binding obligation of such Company Party, enforceable against it in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(c)The execution, delivery, and performance of this Limited Waiver and Second Supplemental Indenture and each of the other Financing Documents and Bond Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any applicable law, except where any such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents of any Company Party or under any contract to which any Company Party is a party or by which any Company Party or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with any assets or property of any Company Party except Permitted Liens.
(d)All of the representations and warranties of the Company Parties under this Limited Waiver and Second Supplemental Indenture and the other Financing Documents and Bond Documents are true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable), and there exists no Default or Event of Default, in each case after giving effect to this Limited Waiver and Second Supplemental Indenture.
Section 4.Representations And Warranties Of Issuer. In order to induce the Trustee to enter into this Limited Waiver and Second Supplemental Indenture, the Issuer hereby represents and warrants that:
(a)The Issuer is a port authority and body corporate and politic validly existing under the laws of the State.
(b)The Issuer has the necessary power under the Act and has duly taken all action on its part required to execute and deliver this Limited Waiver and Second Supplemental Indenture,

to undertake the transactions contemplated by this Limited Waiver and Second Supplemental Indenture and to carry out its obligations hereunder.
(c)Neither the execution and delivery of this Limited Waiver and Second Supplemental Indenture, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Limited Waiver and Second Supplemental Indenture will conflict with or result in a breach by the Issuer of any of the terms, conditions or provisions of the Act or any restriction, agreement, instrument, order or judgment to which the Issuer is a party or by which it is bound, or will constitute a default by the Issuer under any of the foregoing.
(d)Pursuant to a Resolution Authorizing Limited Waiver and Supplemental Indenture, and Authorizing and Approving Related Matters passed by its Board of Directors (the “Amending Resolution”) on November 7, 2023, the Issuer has duly authorized the execution and delivery of this Limited Waiver and Second Supplemental Indenture.
(e)When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery by the other parties hereto, this Limited Waiver and Second Supplemental Indenture shall constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms; provided, that the enforceability of this Limited Waiver and Second Supplemental Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights generally and the application of general principles of equity.
(f)To the best knowledge of the Issuer, as of this date, there is no action, suit or proceeding at law or in equity, pending or threatened against the Issuer to restrain or enjoin the execution and delivery of this Limited Waiver and Second Supplemental Indenture or in any way contesting the validity or affecting the power of the Issuer with respect to the documents or instruments executed by the Issuer in connection herewith or the existence of the Issuer or the power or the right of the Issuer to enter into this Limited Waiver and Second Supplemental Indenture.
(g)The Amending Resolution was duly passed by the Issuer at a public meeting of the Board of Directors of the Issuer held in accordance with all applicable laws and at which a quorum was present and acting throughout, and the Amending Resolution remains in full force and effect and has not been repealed, amended, modified or superseded.
(h) Except for the Specified Event of Default, the Issuer has no knowledge of (i) any existing Event of Default under the Indenture, or (ii) any event, fact or circumstance that, with the passage of time, the giving of notice or both, could constitute an Event of Default under the Indenture.
Section 5.Conditions Precedent To Effectiveness. This Limited Waiver and Second Supplemental Indenture shall be effective upon the satisfaction of each of the following conditions:
(a)The Trustee shall have received this Limited Waiver and Second Supplemental Indenture, duly executed by each of the Issuer, the Company, the Guarantor, the Pledgor and the Trustee.

(b)The representations and warranties of the Company Parties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier), and there shall exist no Default or Event of Default, in each case after giving effect to this Limited Waiver and Second Supplemental Indenture (and the Trustee shall have received a certificate of an Authorized Representative of the Company, the Guarantor and the Pledgor certifying as to the matters set forth in this clause (b)).
(c)The representations and warranties of the Issuer contained herein shall be true and correct in all material respects (and the Trustee shall have received a certificate of the Issuer certifying as to the matters set forth in this clause (c)).
(d)The Trustee shall have received an Officer’s Certificate and opinion of Independent Counsel covering such matters as required pursuant to the Indenture and such other matters as are reasonably requested by the Trustee or the Majority Holders.
(e)The Trustee shall have received a customary legal opinion of Locke Lord LLP, counsel to the Company Parties, in form and substance reasonably satisfactory to the Trustee and the Majority Holders.
(f)The Company shall have reimbursed the Trustee for all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees and disbursements of (i) Arnold & Porter Kaye Scholer LLP and (ii) Ballard Spahr LLP, in each case in connection with the enforcement of rights and remedies under the Indenture, Loan Agreement, the Guaranty, the Limited Waiver and First Supplemental Indenture and the other Financing Documents and Bond Documents and the negotiation, preparation and execution of this Limited Waiver and Second Supplemental Indenture.
(g)The Company shall have made the Trustee Account Deposit.
(h)The Trustee shall have received a certificate of the secretary or assistant secretary of each of the Company, the Guarantor and the Pledgor, certifying (A) that attached thereto is a true and complete copy of each organizational document of such applicable party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such applicable party authorizing the execution, delivery and performance of this Limited Waiver and Second Supplemental Indenture, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing this Limited Waiver and Second Supplemental Indenture or any other document delivered in connection herewith on behalf of such applicable party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (i)).
(i)The Trustee shall have received a certificate of the Issuer covering such matters as are reasonably requested by the Trustee or the Majority Holders.
(j)The Trustee shall have received a certificate as to the good standing (to the extent such concept is legally recognized in the applicable jurisdiction) of each of the Company, the Guarantor and the Pledgor (in so-called “long-form” if available) as of a recent date, from the Secretary of State of the state of its organization.

(k)The Trustee shall have received an amendment to the Liquidity Reserve Escrow Agreement in the form attached as Exhibit C hereto (the “Amendment to Liquidity Reserve Escrow Agreement”), duly executed by each of the Guarantor, the Liquidity Reserve Escrow Agent and the Trustee.
Section 6.Offtake Contracts and Feedstock Supply Contracts. Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, an Event of Default shall not be deemed to occur solely as a result of the termination of any Offtake Contract or Feedstock Supply Contract until the date that is ninety days following the date of such termination. Notwithstanding the foregoing, no Event of Default shall be deemed to occur at the end of such ninety-day period if, prior to the expiration of such period, (a) the Company shall have provided prompt notice to the Trustee of such termination, and (b) within a reasonable period of time following such termination (for the avoidance of doubt, not to exceed ninety days in any event), the Company shall have replaced the amount of offtake purchase volume or feedstock supply (as applicable) that was lost as a result of such terminated contract through (i) increases to the amount of offtake purchase volume or feedstock supply (as applicable) from then-existing Offtake Contracts or Feedstock Supply Contracts (as applicable), or (ii) replacement Offtake Contracts or Feedstock Supply Contracts (as applicable), in each case (A) that are on terms that are not materially less favorable to the Company and the Trustee than the Offtake Contract or Feedstock Supply Contract (as applicable) that was terminated, (B) with respect to which each party to such replacement Offtake Contracts or Feedstock Supply Contracts (as applicable) executes a Consent and Agreement in the form attached as Exhibit L to the Security Agreement, and (C) with respect to which the Company otherwise complies with the terms of the Indenture, the Loan Agreement and each other Financing Document and Bond Document, including, without limitation, Section 8.10 of the Loan Agreement.
Section 7.Earned Interest Transfer.
(a)Notwithstanding anything to the contrary in the Indenture, the Loan Agreement, the Limited Waiver and First Supplemental Indenture or any other Financing Document or Bond Document (including Section 2(c) of the Limited Waiver and First Supplemental Indenture providing that investment income or earnings on amounts invested from the Trustee Account shall be deposited in the Earnings Fund pursuant to Section 4.10 of the Indenture), no more than one time in any three month period, the Company may submit a written request in the form attached as Exhibit A-1 hereto (each, a “Trustee Account Excess Funds Request”) to the Trustee for the release to the Company of any amounts in the Trustee Account in excess of $100,000,000 (or, if only $50,000,000 is required to be in the Trustee Account at such time pursuant to the terms of the Indenture, the Loan Agreement, the Limited Waiver and First Supplemental Indenture, the Limited Waiver and Second Supplemental Indenture and other Financing Documents, $50,000,000) at such time (any such excess funds being referred to herein as, “Trustee Account Excess Funds”). No later than three (3) Business Days following its receipt of a Trustee Account Excess Funds Request and solely in the event that (A) no Default or Event of Default has occurred and is continuing and (B) the required minimum cash amount (pursuant to the terms of the Financing Documents) remains in the Trustee Account after giving effect to the release of funds contemplated by this Section 7(a) (and in each case subject to clause (ii) of the proviso set forth in Section 14 below), the Trustee shall release any such Trustee Account Excess Funds in the Trustee Account at such time to the Company (and the Holders hereby authorize and direct the Trustee to rely on such Trustee Account Excess Funds Request in performing its obligation to release any such Trustee Account Excess Funds in the Trustee

Account pursuant to this Section 7(a)). For the avoidance of doubt, this Section 7(a) shall apply only to the Trustee Account and not to any other account.
(b)Notwithstanding anything to the contrary in the Indenture, the Loan Agreement, the Guaranty, the Limited Waiver and First Supplemental Indenture or any other Financing Document or Bond Document, no more than one time in any three month period, the Company and the Guarantor may submit a written request in the form attached as Exhibit A-2 hereto (each, a “Liquidity Reserve Excess Funds Request”) to the Trustee requesting that the Trustee submit a Recipient Direction (as defined in the Liquidity Reserve Escrow Agreement, a “Recipient Direction”) to the Liquidity Reserve Escrow Agent pursuant to the Liquidity Reserve Escrow Agreement directing the Liquidity Reserve Escrow Agent to disburse any amounts in excess of $50,000,000 (or, if only $25,000,000 is required to be in the Liquidity Reserve Escrow Fund at such time pursuant to the terms of the Indenture, the Loan Agreement, the Guaranty, the Limited Waiver and First Supplemental Indenture and other Financing Documents, $25,000,000) in the Liquidity Reserve Escrow Fund at such time to the Guarantor. No later than three (3) Business Days following its receipt of a Liquidity Reserve Excess Funds Request and solely in the event that (A) no Default or Event of Default has occurred and is continuing and (B) the required minimum cash amount (pursuant to the terms of the Financing Documents) remains in the Liquidity Reserve Escrow Fund after giving effect to the disbursement contemplated by this Section 7(b) (and in each case subject to clause (ii) of the proviso set forth in Section 14 below), the Trustee shall execute and deliver such Recipient Direction requested pursuant to such Liquidity Reserve Excess Funds Request to the Liquidity Reserve Escrow Agent (and the Holders hereby authorize and direct the Trustee to rely on such Liquidity Reserve Excess Funds Request in performing its obligation to execute and deliver any such Recipient Direction to the Liquidity Reserve Escrow Agent pursuant to this Section 7(b)). For the avoidance of doubt, this Section 7(b) shall apply only to the Liquidity Reserve Escrow Fund and not to any other account.
Section 8.Affiliate Transaction.
(a)Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, PureCycle Technologies, Inc. (“PCTI”), PCT Managed Services LLC (“PCTMS”), and the Company may enter into that certain shared services agreement attached as Exhibit B hereto (the “Services Agreement”); provided, that, (i) contemporaneously with the execution of the Services Agreement, each of PCTI, PCTMS, the Company, and the Trustee executes that certain Consent and Agreement with respect to the Services Agreement in the form attached as Exhibit B hereto, and (ii) all amounts payable under the Services Agreement shall be payable by PCTMS (and not the Company) and in no event shall the Services Agreement (or the services provided thereunder) result in an increase of fees or other amounts payable by the Company pursuant to the Operation and Maintenance Agreement. The Company Parties hereby represent and warrant that the Services Agreement is on terms that are no less favorable to the Company than those that might be obtained in a comparable arm’s-length transaction from parties which are not affiliates. In accordance with the Services Agreement, services which are provided to the Company by PCTI may be reimbursed from PCTMS, but only to the extent such services are included in the Company’s Operating Budget submitted pursuant to the terms of the Loan Agreement. For the avoidance of doubt, no amendments, supplements or other modifications to the Services Agreement which are adverse to the interests of the Holders or the Trustee shall be permitted without the prior written consent of the Trustee (acting at the direction of the Majority Holders).

(b)Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, the Company shall be permitted to sell up to 15,000,000 pounds of ultra-pure recycled resin from the Project to affiliates, so long as such sales (i) are arm’s-length transactions having terms that are no less favorable to the Company than those that might be obtained in a comparable arm’s-length transaction from parties which are not affiliates, and (ii) do not prevent the Company from satisfying obligations under existing Offtake Contracts.
Section 9.Reference To And Effect Upon The Financing Documents.
(a)Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture and the other Financing Documents and Bond Documents, and all rights of the Trustee and the Holders and all of the obligations of the Company Parties, shall remain in full force and effect. Each of the Company Parties hereby confirms that the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture and the other Financing Documents and Bond Documents are in full force and effect and that, as of the date hereof, no Company Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the obligations of the Company Parties, the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture and the other Financing Documents and Bond Documents.
(b)Except as expressly provided herein, the execution, delivery and effectiveness of this Limited Waiver and Second Supplemental Indenture shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture, this Limited Waiver and Second Supplemental Indenture and the other Financing Documents and Bond Documents, or (ii) amend, modify, or operate as a waiver of any provision of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture and the other Financing Documents and Bond Documents or any right, power, or remedy of the Trustee or any Holder.
(c)From and after the date on which this Limited Waiver and Second Supplemental Indenture shall be effective, (i) all references to the Indenture, the Loan Agreement or the Guaranty in any Financing Document or Bond Document, shall mean such agreement, as modified hereby, and (ii) the term “Financing Documents” or “Bond Documents” in the Indenture, the Loan Agreement, the Guaranty, the Limited Waiver and First Supplemental Indenture and the other Financing Documents and Bond Documents shall include, without limitation, this Limited Waiver and Second Supplemental Indenture and any agreements, instruments and other documents executed and/or delivered in connection herewith.
(d)Except as expressly provided in the Limited Waiver and First Supplemental Indenture and herein, none of the Trustee or any Holder has waived, is by this Limited Waiver and Second Supplemental Indenture waiving, or has any present intention of waiving (regardless of any delay in exercising such rights and remedies), any Default or Event of Default that may be continuing on the date hereof or any Default or Event of Default that may occur after the date hereof, and none of the Trustee or any Holder has agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default, that may have occurred or are continuing as of the date hereof, or that may occur after the date hereof.
(e)This Limited Waiver and Second Supplemental Indenture shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture or any other Financing Document or Bond Document.
(f)From and after the date on which this Limited Waiver and Second Supplemental Indenture shall be effective, all references to the Liquidity Reserve Escrow Agreement in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture, this Limited Waiver and Second Supplemental Indenture and the other Financing Documents and Bond Documents shall mean such agreement, as modified by the Amendment to Liquidity Reserve Escrow Agreement.
Section 10.Costs And Expenses. Notwithstanding anything to the contrary in the Indenture, Loan Agreement, the Guaranty and the other Financing Documents and Bond Documents, the Company shall pay promptly after written demand therefor from and after the date of this Limited Waiver and Second Supplemental Indenture (i) all reasonable and documented, out-of-pocket legal costs of the Trustee and the Holders, in connection with the preparation and administration of the Indenture, Loan Agreement, the Guaranty and the other Financing Documents and Bond Documents and any amendments, modifications or waivers thereof and in connection with the enforcement or protection of their rights in connection with the Indenture, Loan Agreement, the Guaranty and the other Financing Documents and Bond Documents or in connection with the Bonds, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof.
Section 11.Issuer and Company Party Confirmations. Each of the Issuer and the Company Parties hereby confirm that all actions required to be taken by the Issuer, the Company, the Guarantor, the Pledgor, the Holders and the Trustee pursuant to the Indenture, the Loan Agreement and the other Financing Documents and Bond Documents have been taken in accordance with such documents. Each of the Issuer and the Company Parties confirm that entry into this Limited Waiver and Second Supplemental Indenture is permitted under the Indenture, the Loan Agreement and the other Financing Documents and Bond Documents.
Section 12.Reaffirmation. Except as expressly modified by this Limited Waiver and Second Supplemental Indenture each of the Company Parties hereby (i) acknowledges and agrees that all of its pledges, grants of securities interests and Liens and other obligations under the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture or any other Financing Document or Bond Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Trustee, and (y) in the case of the Guarantor, the guarantees made by it pursuant to the Guaranty, and (iii) acknowledges and agrees that the grants of security interests and Liens and other obligations and guarantees, as applicable, are, and shall remain, in full force and effect on and after the effective date of this Limited Waiver and Second Supplemental Indenture. Except as specifically modified herein, the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture and the other Financing Documents and Bond Documents and the obligations of the Company Parties thereunder are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
Section 13.Release. The Company, the Guarantor and the Pledgor (collectively, the “Releasing Parties”) hereby release, acquit and forever discharge the Trustee, the Holders and their respective investment advisors and Affiliates, and any of their and their investment advisors’ and Affiliates’ respective officers, directors, agents, employees, attorneys, consultants, or representatives, or any of the respective predecessors, successors or assigns of any of the foregoing (collectively, the “Released Parties”) from and against any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether asserted or unasserted, in contract, tort, law or equity which any Releasing Party may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring on or prior to the date hereof that relate to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture, this Limited Waiver and Second Supplemental Indenture, the other Financing Documents or Bond Documents or the transactions contemplated thereby or hereby (except to the extent arising from the willful misconduct or gross negligence of any Released Parties), including but not limited to any such claim or defense to the extent that it relates to (a) any covenants, agreements, duties or obligations set forth in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture, this Limited Waiver and Second Supplemental Indenture or the other Financing Documents or Bond Documents, or (b) any actions or omissions of any of the Released Parties in connection with the initiation or continuing exercise of any right or remedy contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture, this Limited Waiver and Second Supplemental Indenture or the other Financing Documents or Bond Documents or at law or in equity with respect to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, the Limited Waiver and First Supplemental Indenture, this Limited Waiver and Second Supplemental Indenture or the other Financing Documents or Bond Documents.
Section 14.New Event of Default. The Company Parties hereby covenant and agree that any failure to comply with the terms and conditions of this Limited Waiver and Second Supplemental Indenture shall be an immediate Event of Default under the Indenture and the Loan Agreement (without, notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, any grace or cure period) and such Event of Default shall be deemed to have occurred as of January 2, 2023 (and the Company shall be required to pay any accrued and unpaid interest assuming that interest had accrued at the Default Rate from such date). Notwithstanding the foregoing, if the Company fails to meet any of the Milestones, no Event of Default shall have occurred until the Company has failed to meet such Milestone on the date that is ninety days after such Milestone; provided, however, that during such ninety-day period, (i) the Company will pay interest from the date of the Milestone requirement until the date that the Milestone is satisfied at the Default Rate, and (ii) notwithstanding anything to the contrary in the Indenture, the Loan Agreement, the Limited Waiver and First Supplemental Indenture, this Limited Waiver and Second Supplemental Indenture or the other Financing Documents or Bond Documents (including, without limitation, Section 7 of this Limited Waiver and Second Supplemental Indenture), the Company (and the Guarantor in the case of the Liquidity Reserve Escrow Fund) shall not have any access to any funds in the Trust Estate or otherwise held with the Trustee or a third-party (including, without limitation, funds in the Operating Revenue Escrow Fund and the Liquidity Reserve Escrow Fund (as defined in the Guaranty)) pursuant to the Financing Documents until the date that such Milestone is satisfied.
Section 15.Trustee. For the avoidance of doubt, with respect to all matters contained in this Limited Waiver and Second Supplemental Indenture, the Trustee shall have all rights, protections, indemnities and exculpations set forth in the Indenture, the Loan Agreement or any other Financing Document or Bond Document and such rights, protections, indemnities and exculpations are hereby incorporated by reference herein.
Section 16.GOVERNING LAW; Jurisdiction.
(a)Governing Law. This Limited Waiver and Second Supplemental Indenture shall be governed exclusively by the applicable laws of the State of Ohio.
(b)Jurisdiction. To the fullest extent permitted by applicable law, the parties hereto irrevocably submit to the jurisdiction of the United States District Court or the United States Bankruptcy Court for the Southern District of Ohio or any State court located in Scioto County, Ohio or Lawrence County, Ohio, in any suit, action or proceeding based on or arising out of or relating to this Limited Waiver and Second Supplemental Indenture and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue in any such court. Any final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Parties and may be enforced in any courts to the jurisdiction of which each such party is subject by a suit upon such judgment, provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law.
(c)Waiver of Jury Trial. EACH OF THE COMPANY, THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE BONDS OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 17.Headings. Section headings in this Limited Waiver and Second Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Limited Waiver and Second Supplemental Indenture for any other purposes.
Section 18.Severability. The illegality or unenforceability of any provision of this Limited Waiver and Second Supplemental Indenture or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Limited Waiver and Second Supplemental Indenture or any instrument or agreement required hereunder.
Section 19.Counterparts. This Limited Waiver and Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Limited Waiver and Second Supplemental Indenture or any other Financing

Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by Electronic Transmission shall be deemed an original signature hereto.
(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Second Supplemental Indenture to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ISSUER:
SOUTHERN OHIO PORT AUTHORITY By: /s/ Robert Horton Name: Robert Horton Title: Executive Director COMPANY: PURECYCLE: OHIO LLC By: /s/ Brad S. Kalter Name: Brad S. Kalter Title: Secretary and General Counsel

GUARANTOR:

PURECYCLE TECHNOLOGIES LLC
By: /s/ Brad S. Kalter
Name: Brad S. Kalter
Title: Secretary and General Counsel

PLEDGOR:
PCTO HOLDCO LLC
By: /s/ Brad S. Kalter
Name: Brad S. Kalter
Title: Secretary and General Counsel

[Signature Page to Limited Waiver and Second Supplemental Indenture]

TRUSTEE:
UMB BANK, N.A., as Trustee By: /s/ Michael G. Slade Name: Michael G. Slade Title: Senior Vice President

[Signature Page to Limited Waiver and Second Supplemental Indenture]

Exhibit A-1

Form of Trustee Account Excess Funds Request

Exhibit A-2

Form of Liquidity Reserve Excess Funds Request

Exhibit B

Shared Services Agreement and Consent and Agreement

Exhibit C

Amendment to Liquidity Reserve Escrow Agreement